Exhibit 10.24

CONDITIONAL WAIVER & MODIFICATION NO. 1 TO

LOAN AND SECURITY AGREEMENT

This Conditional Waiver & Modification No. 1 to Loan and Security Agreement (this “Modification”) is entered into as of March 26, 2018 (the “Stated Modification Date”), by and between Partners for Growth V, L.P. (“PFG”), Giga-tronics Incorporated, a California corporation, and Microsource, Inc., a California corporation (individually and collectively, jointly and severally, “Borrower”). Capitalized terms used but not defined in this Modification shall have the meanings given them in the Loan Agreement.

Recitals

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of April 27, 2017 (the “Loan Agreement”) and certain other Security Documents (as defined below), pursuant to which PFG has made available to Borrower the principal amount of $1,500,000, all of which is outstanding on the Stated Modification Date, in addition to $89,375 in accumulated deferred interest (calculated as of March 23, 2018) which is due and payable on the Maturity Date.

WHEREAS, PFG and Borrower entered into that certain Forbearance under Loan and Security Agreement dated as of August 2, 2017, pursuant to which PFG agreed to forbear from exercising remedies under the Loan Agreement due to Borrower’s “Specified Defaults” as defined therein until the earlier to occur of August 31, 2017 and certain therein-specified Termination Events, which forbearance was extended under that certain Forbearance Extension under Loan and Security Agreement dated as of September 1, 2017, pursuant to which PFG agreed to extend the fixed Forbearance expiration date forbear from exercising remedies under the Loan Agreement due to Borrower’s “Specified Defaults” as defined therein until the earlier to occur of October 15, 2017 and certain therein-specified Termination Events, which forbearance extension was further extended pursuant to that certain Forbearance Extension under Loan and Security Agreement dated as of February 16, 2018, pursuant to which PFG agreed to extend the fixed Forbearance expiration date before exercising remedies under the Loan Agreement due to Borrower’s “Specified Defaults” as defined therein (the “Pending Defaults”) until the earlier to occur of March 31, 2018 and certain therein-specified Termination Events (the “Currently Effective Forbearance”);

WHEREAS, the Currently Effective Forbearance contemplates a restructuring of (inter alia) the financial covenants applicable under the Loan Agreement in connection with the satisfaction of an equity (or convertible debt) financing condition set forth in Section 9(d) of the Currently Effective Forbearance and Section 7(c) hereof (the “Financing Condition”);

WHEREAS, the parties desire to modify the Loan Agreement to waive the Pending Defaults and to anticipate and facilitate the satisfaction of the Financing Condition, the waiver and modification set forth herein to be expressly conditional upon and automatically effective upon the satisfaction of the conditions set forth in Section 7 (including the Financing Condition);

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Agreement

1.     EFFECTIVENESS. Notwithstanding the execution and delivery of this Modification by the parties as of the Stated Modification Date, the modifications, agreements and terms of this Modification shall not be become effective until, but shall automatically become effective upon and as of the date the conditions set forth in Section 7 hereof are satisfied by Borrower (the “Modification Effective Date”).

2.     DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement (the “IPSA”) and the other Loan Documents entered into on the dates of the Loan Agreement and the Loan Agreement. The above-described security documents, together with all other documents securing and/or perfecting security interests in the repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3.     DESCRIPTION OF CHANGES IN TERMS. Effective automatically upon the Modification Effective Date:

(a)     Financial Covenants - TNW. Section 5(a) of the Schedule (Minimum TNW) is amended and restated to read in its entirety as follows (italicized for convenience of reading only):

“ (a) Minimum TNW:

Measured on the last day of each calendar month from April 30, 2018 though and including March 31, 2019, on a consolidated basis with its Subsidiaries, Borrower shall maintain Tangible Net Worth of not less than $250,000 through December 31, 2018 and $500,000 at all times thereafter.”

(b)     Financial Covenants - Revenues. Section 5(b) of the Schedule (Minimum Revenues) is amended and restated to read in its entirety as follows (italicized for convenience of reading only):

(b) Minimum Revenues:

On a consolidated basis with its Subsidiaries and measured quarterly as of the last day of each calendar quarter, Borrower shall maintain Revenues on a cumulative basis of not less than the minimum thresholds set forth below for the corresponding periods:

Period Ending	Threshold	Months in Period Calc
March 31, 2018	$2,000,000	3
June 30, 2018	$3,700,000	6
September 30, 2018	$6,300,000	9
December 31, 2018	$9,200,000	12
March 31, 2019	$12,700,000	15

(c)     Future Periods. Section 5(c) of the Schedule (Future Periods) is deleted, with all other provisions of Section 5 not superseded in clauses (a) through (c) of this Modification Section 3 remaining in full force and effect.

(d)     Definition of “Plan”. The definition of “Plan set forth in Section 7 of the Loan Agreement is amended and restated to read in its entirety as follows (italicized for convenience of reading only):

“ “Plan” means Borrower’s financial plan as delivered to PFG on March 7, 2018 in that certain Excel format file entitled “PFG covenants 3-7-18.xlsx” for the period ending March 31, 2020, to be replaced by a final Board-approved financial plan on or before April 30, 2018 which shall be consistent in all material respects with the financial plan delivered to PFG.”

(e)     Interest Rate and Terms. The interest rate applicable to monetary Obligations and the payment terms thereof (cash and deferred payment) shall revert to the terms stated in the Loan Agreement from the Default Rate applicable under the Currently Effective Forbearance.

(f)     Borrower Address. The address of Borrower for purposes of the Loan Documents is, henceforth: 5990 Gleason Drive, Dublin CA, 94568.

4.     CONTINUING VALIDITY. Borrower understands and agrees that in conditionally modifying the existing Obligations, PFG is relying upon Borrower's representations, warranties and agreements as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG's agreement to modify the existing Obligations in no way shall obligate PFG to give any future consents or waivers or make any future modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any Default or Event of Default under the Existing Loan Documents, except as set forth in Section 5. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

5.     ACKNOWLEDGMENT OF SPECIFIED DEFAULT; CONDITIONAL WAIVER. Borrower acknowledges that, but for the Currently Effective Forbearance, it is currently in default under the Loan Agreement due to the Pending Defaults. If no Default or Event of Default has occurred and is continuing under the Loan Agreement, other than the Pending Defaults, and Borrower timely satisfies the conditions set forth in Section 7 hereof, then PFG shall be deemed to have forever waived the Specified Defaults. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Modification shall be deemed or otherwise construed as a waiver by PFG of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise. The waiver of Specified Defaults set forth in this Modification shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Agreement, the Existing Loan Documents or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair PFG’s right to demand strict performance of all terms and covenants as of any date, subject to this Modification. The Loan Agreement, as amended, shall continue in full force and effect. This Modification shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect, subject to any update of the Representations delivered under Section 7(f).

6.     Borrowers’ Representations And Warranties. Borrower represents and warrants that:

(a)     immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Stated Modification Date), and (ii) no Event of Default has occurred and is continuing, other than the Pending Defaults;

(b)     Borrower has the corporate power and authority to execute and deliver this Modification, to amend the PFG Warrants and to perform its obligations under the Existing Loan Documents and PFG Warrants, as contemplated by this Modification;

(c)     the Constitutional Documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)     this Modification has been duly authorized, executed and delivered by Borrower and (i) constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; (ii) does not conflict with any law or regulation or judgment or the Constitutional Documents of Borrower, or any agreement or document to which Borrower is a party or which is binding upon it or any of this assets; and (iii) does not require any authorization, approval, consent (including stockholder or member consent) of any Person, or any license or registration in any jurisdiction, for its lawful authorization, execution, performance, validity or enforceability, except to the extent such authorization, approval, consent (including stockholder or member consent) of any Person, license or registration is secured on or prior to the Stated Modification Date and provided to PFG;

(e)     as of the date hereof, with Knowledge that PFG is relying on Borrower’s representations and warranties herein (including the Representations) as a basis for entering into this Modification at Borrower’s request, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted its relationship with Borrower in a commercially reasonable manner, including in connection with this Modification and in connection with the Existing Loan Documents;

(f)     with respect to any Loan Documents binding upon a Person not party to this Modification, each such Person has been apprised of this Modification, has consented to Borrower’s execution and delivery of this Modification and, to the extent not executed concurrently with this Modification (or as a condition subsequent hereto), has agreed if so requested by PFG to promptly execute and deliver to PFG a reaffirmation of its obligations under any Existing Loan Documents to which it is a party or is bound;

(g)     the IPSA and associated Collateral Agreements and Notices disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property (as defined in said IP Security Agreement) or Borrower has included revised and updated Intellectual Property schedules as part of an update to the Representations required in Section 7(f) of this Modification and as part of the Reaffirmation of IPSA required in Section 7(h) of this Modification (and in their respective associated Exhibits and Schedules);

(h)     Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as of the Stated Modification Date; and

(i)     Except as expressly stated in this Modification, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Modification, (ii) Borrower has made such investigation of the facts pertaining to this Modification and all of the matters appertaining thereto, as it deems necessary, and (iii) the terms of this Modification are contractual and not a mere recital.

Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

7.      CONDITIONS. The effectiveness of this Modification is conditioned upon satisfaction of each of the following, with the consequence of a failure to meet the following conditions as set forth in the proviso at the end of this Section 7:

(a)     Execution and Delivery. Borrower shall have duly executed and delivered to PFG a counterpart of this Modification and such other documents and instruments as are otherwise required in this Section 7;

(b)     Constitutional and Authority Documents. Applicable only to the extent the same may have been modified or superseded or are no longer accurate since the date of the Loan Agreement, PFG shall have received copies, certified by a duly authorized officer of Borrower, to be true and complete as of the Stated Modification Date (or, if later, the Modification Effective Date), of each of (i) the governing documents of Borrower as in effect on the date hereof, (ii) any necessary resolutions of Borrower authorizing the execution and delivery of this Modification, the other documents executed in connection herewith (including the PFG Warrants) and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower;

(c)     Financing Condition. Borrower shall have (i) consummated, substantially concurrently with the effectiveness of this Modification (which shall be on or before March 26, 2018, unless PFG agrees in its discretion to an extension), an equity or subordinated debt investor financing providing not less than $1,000,000 in gross cash proceeds to Borrower, and (ii) provided true and correct copies of the fully-executed agreements and/or instruments that demonstrate satisfaction of the requirement of Section 7(c) (the Financing Condition);

(d)     Restatement of PFG Warrants. Borrower shall have executed and delivered Second Amended and Restated Warrants to each of Partners for Growth IV, L.P., PFG Equity Investors, LLC and SVB Financial Group, in the form set forth in Exhibit A hereto (the “PFG Warrants”);

(e)     Lender Expenses. Borrower shall have paid, upon PFG invoice, all unpaid fees and Lender Expenses incurred pursuant to or in connection with the Currently Expiring Forbearance and this Modification;

(f)     Updates to Representations. Borrower shall have delivered within one (1) Business Day prior to the Stated Modification Date an update to the Representations delivered to PFG on the date of the Loan Agreement, with the information and disclosures contained therein true, correct, accurate and complete as of the Stated Modification Date and the date delivered, appended hereto as Exhibit B;

(g)     Landlord Consent. Within thirty (30) days of the Stated Modification Date, Borrower shall use all reasonable commercial efforts to procure in PFG’s favor a landlord consent for the landlord of its principal premises at: 5990 Gleason Drive, Dublin CA, 94568.

(g)     Authority Documents. Borrower shall have promptly provided such documentation of the authorization of this Modification and the restatement of the PFG Warrants as PFG may reasonably require;

(h)      Stock Issuance. Within fifteen days, Borrower (Parent) shall have issued one hundred fifty thousand (150,000) common shares to PFG and its designees in consideration of the elimination of the “put” mechanism under the PFG Warrants.

(i)     IPSA Reaffirmation. Borrower shall have executed and delivered the Reaffirmation of IPSA appended hereto as Exhibit C, together with any updates to the Intellectual Property and Domain Rights since the original Effective Date of the Loan Agreement (or later update of information, as applicable);

provided, however, any material failure of any of the conditions set forth in this Section 7 (as determined in PFG’s good faith and reasonable judgment) shall mean that this Modification has not become (or if such failure is in relation to a condition subsequent, is no longer) effective and that the terms of the Currently Effective Forbearance remain in effect (or if such failure is in relation to a condition subsequent, such terms are reinstated).

8.     CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary or appropriate to reflect the modifications and other transactions contemplated by this Modification.

9.     RATIFICATION OF EXISTING LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Documents and all security and other collateral granted to PFG thereunder, and confirms that the Indebtedness secured thereby includes, without limitation, the Obligations.

10.     Further Assurances. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Modification.

11.     RELEASE. FOR AND IN CONSIDERATION OF PFG’S AGREEMENTS CONTAINED HEREIN, BORROWER, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES PFG AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE LAWSUIT, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS AND RELEASED PARTIES, ANY OF THE EXISTING LOAN DOCUMENTS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE EXISTING LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.” EACH OF THE RELEASORS UNDERSTANDS THAT THE FACTS WHICH IT BELIEVES TO BE TRUE AT THE TIME OF MAKING THE RELEASE PROVIDED FOR HEREIN MAY LATER TURN OUT TO BE DIFFERENT THAN IT NOW BELIEVES, AND THAT INFORMATION WHICH IS NOT NOW KNOWN OR SUSPECTED MAY LATER BE DISCOVERED. EACH OF THE RELEASORS ACCEPTS THIS POSSIBILITY, AND EACH OF THEM ASSUMES THE RISK OF THE FACTS TURNING OUT TO BE DIFFERENT AND NEW INFORMATION BEING DISCOVERED; AND EACH OF THEM FURTHER AGREES THAT THE RELEASE PROVIDED FOR HEREIN SHALL IN ALL RESPECTS CONTINUE TO BE EFFECTIVE AND NOT SUBJECT TO TERMINATION OR RESCISSION BECAUSE OF ANY DIFFERENCE IN SUCH FACTS OR ANY NEW INFORMATION. By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. Borrower acknowledges that (i) this release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release, and (ii) Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Agreement, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events. Borrower hereby represents and warrants to and covenants with PFG, and PFG is relying thereon, as follows: (u) except as expressly stated in this Agreement, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement; (v) Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary; (w) the terms of this Agreement are contractual and not a mere recital; (x) this Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower; (y) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released; and (z) Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

12.     ADVICE OF COUNSEL. PFG and Borrower have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by PFG and Borrower and shall not be construed against either PFG or Borrower.

13.     ILLEGALITY OR UNENFORCEABILITY. Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

14.     INTEGRATION; CONSTRUCTION; ETC. This Modification, the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Modification. The Recitals are incorporated herein by reference.

15.     Governing Law; Venue. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

PFG	BORROWER
Partners for Growth V, L.P. By: _________________________ Name: Phil Lawson, Manager Title: Partners for Growth V, LLC, its General Partner

GIGA-TRONICS INCORPORATED

By_______________________________

President or Vice President

By_______________________________

Secretary or Ass't Secretary

MICROSOURCE, INC.

By_______________________________

President or Vice President

By_______________________________

Secretary or Ass't Secretary

Waiver and Modification No. 1 to Loan and Security Agreement Signature Page

EXHIBIT A

SECOND AMENDED AND RESTATED WARRANTS

EXHIBIT B

REPRESENTATIONS

EXHIBIT C

REAFFIRMATION OF IPSA